UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

First Solar, Inc. (“First Solar”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on May 22, 2013. A description of each matter voted upon at the Annual Meeting is described in detail in First Solar's definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2013. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Proposal 1: To elect the following ten nominees to First Solar's board of directors, each to serve on the board of directors until the next annual meeting of stockholders or until his successor has been elected and qualified:

Nominees	Votes Cast For	Votes Withheld	Broker Non-Votes
Michael J. Ahearn	62,077,555	978,108	12,041,975
Richard D. Chapman	61,465,008	1,590,655	12,041,975
George A. Hambro	62,219,486	836,177	12,041,975
James A. Hughes	62,488,338	567,325	12,041,975
Craig Kennedy	62,497,204	558,459	12,041,975
James F. Nolan	62,215,569	840,094	12,041,975
William J. Post	61,718,264	1,337,399	12,041,975
J. Thomas Presby	62,450,081	605,582	12,041,975
Paul H. Stebbins	60,598,870	2,456,793	12,041,975
Michael Sweeney	61,681,372	1,374,291	12,041,975

Proposal 2: To ratify the appointment of PricewaterhouseCoopers, LLP as First Solar's independent registered public accounting firm for the year ending December 31, 2013:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
74,533,922	363,437	200,279	—

Proposal 3: Stockholder Proposal Regarding Accelerated Vesting of Equity Awards Upon Change-In-Control:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
21,491,550	41,476,004	88,109	12,041,975

Proposal 4: Stockholder Proposal Regarding Majority Voting Standard In Uncontested Director Elections:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
25,629,982	37,339,991	85,690	12,041,975

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: May 24, 2013	By:	/s/	Mary Beth Gustafsson
	Name:		Mary Beth Gustafsson
	Title:		Executive Vice President, General Counsel and Secretary